Exhibit 10.4
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of December 22, 2009 (this “Amendment”) by and between Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (the “Trust” and, together with each of the foregoing Persons, the “Borrower”), and Thor Industries, Inc. (the “Lender”).
     WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of January 30, 2009 (the “Credit Agreement”); and
     WHEREAS, the Borrower and the Lender desire to modify and amend certain provisions of the Credit Agreement, as provided herein.
     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Credit Agreement is hereby amended as follows:
     1. Capitalized Terms. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, as amended by this Amendment.
     2. Amendments to Credit Agreement.
     a) Amendment of Certain Defined Terms. Article 9 of the Credit Agreement is hereby amended by (i) deleting the defined terms “Collateral”, “Collateral and Guarantee Requirement”, “Security Documents” and “Transaction Liens”, (ii) deleting the defined terms “Cash Interest Payment Date”, “Material Adverse Effect”, “Maturity Date” and “Transaction Documents” and replacing each such defined term in its entirety with the new definition of such term set forth below, and (iii) adding the following new defined terms set forth below:
“Adams/Lemonis Credit Agreement” means that certain Credit Agreement, dated as of December 22, 2009, by and between the Borrower, Marcus Lemonis and the Lender (as amended, restated, supplemented or otherwise modified from time to time).
“Cash Interest Payment Date” means each of the following dates: April 30, 2009, July 31, 2009, October 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012, or if any such day is not a Business Day, the next preceding Business Day.
“Excluded Assets” means, collectively, (i) any and all direct and indirect legal, equitable and beneficial ownership interests of the Borrower in FreedomRoads and any of its subsidiaries and (ii) any notes, instruments and other documents evidencing Indebtedness owed to the Borrower by FreedomRoads or any of its subsidiaries, and all rights of the Borrower in respect of such Indebtedness.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, assets, liabilities (actual or contingent), or financial condition of the Borrower; (b) a material impairment of the ability of the Borrower to perform the Borrower’s obligations under any Transaction Document to which the Borrower is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Transaction Document to which the Borrower is a party.
“Maturity Date” means June 30, 2012, or if such day is not a Business Day, the next preceding Business Day.
“Permanent Disability” shall be deemed to have occurred, with respect to any Person, if (i) such Person becomes physically or mentally incapacitated or disabled so that such Person is unable, with or without reasonable accommodation, to perform substantially the same professional services as such Person performed prior to incurring such incapacity or disability, and (ii) such incapacity or disability continues for 90 consecutive days.
“Transaction Documents” means this Agreement, the Notes and each other agreement, if any, executed pursuant to or in connection with the foregoing.
     b) Deletion of Certain Sections. The Credit Agreement is hereby amended by deleting the following Sections: Section 2.4 (Mandatory Prepayments), Section 3.1(g) (Collateral and Guarantee Requirement), Section 4.15 (Consents), Section 5.8(b), Sections 6.2(a) and 6.2(c), Section 6.3 (Restrictive Agreements), Section 7.1(i) (Lien Defects) and Sections 8.5(b) and 8.5(e).
     c) Deletion of Certain Exhibits. The Credit Agreement is hereby amended by deleting Exhibit C (Form of Guarantee Agreement) and Exhibit D (Form of Pledge Agreement).
     d) Amendments to Section 2.2. Section 2.2 of the Credit Agreement is hereby amended by deleting subsection (b) of such Section in its entirety and replacing it with the following:
(b) The Borrower hereby unconditionally promises to pay the Lender the aggregate principal amount of the Loan outstanding (which, for the avoidance of doubt, shall equal an aggregate principal amount of $10,000,000 less any repayments prior to the Maturity Date) on the following dates in the respective amounts set forth opposite such dates:

Date	Amount
June 30, 2010	$1,000,000
December 31, 2010	$1,000,000
June 30, 2011	$1,000,000
December 31, 2011	$1,000,000
June 30, 2012	$6,000,000

     e) Amendment to Section 4.2. Section 4.2 of the Credit Agreement is hereby amended by deleting such Section it its entirety and replacing it with the following:
Section 4.2 Authorization; No Contravention. The execution and delivery of, and the performance by the Borrower of his obligations under, each Transaction Document to which the Borrower is party, do not and will not (i) conflict with, or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation to which the Borrower is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or the Borrower’s property is subject; or (ii) violate any Law applicable to the Borrower.
     f) Amendment to Section 4.7. Section 4.7 of the Credit Agreement is hereby amended by deleting the first sentence of such Section.
     g) Amendment to Section 4.10. Section 4.10 of the Credit Agreement is hereby amended by deleting the first sentence of such Section it its entirety and replacing it with the following:
Section 4.10 Disclosure. The Borrower has disclosed to the Lender all agreements, instruments, other Contractual Obligations and all corporate or other restrictions to which the Borrower is subject, and all other matters known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
     h) Amendment to Section 5.5. Section 5.5 of the Credit Agreement is hereby amended by deleting the words “(except with respect to the Borrower’s properties constituting Collateral)”.
     i) Amendment to Section 6.2. Subsection (d) of Section 6.2 of the Credit Agreement is hereby amended by deleting the words “(other than the Collateral)”.
     j) Amendment to Section 6.5. Section 6.5 of the Credit Agreement is hereby amended by deleting such Section it its entirety and replacing it with the following:
Section 6.5 Restrictions on Transfer. The Borrower will not, directly or indirectly, by voluntary or involuntary means, make any sale, transfer, assignment or other disposition of any property or assets of the Borrower (other than any Excluded Assets) with a fair market value in excess of an amount set forth on Schedule 6.5 hereof to a member of the Borrower’s family, charitable organization, a trust established for the benefit of a member of the Borrower’s family or an Affiliate of the Borrower.
     k) Amendments to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended (i) by deleting subsections (e) and (k) of such Section in their entirety and replacing them with the following subsections (e) and (k) as set forth below, (ii) by deleting the word “or” at the end of clause (m), (iii) by deleting the period at the end of clause (n) and replacing it with “; or”, and (iv) by adding new subsections (o) and (p) as set forth below:

(e) Cross Payment Default. (A) The Borrower or FreedomRoads shall fail to make any payment when due (whether by scheduled maturity, required prepayment, margin call, acceleration, demand or otherwise but after giving effect to any applicable grace period) in respect of any Indebtedness (other than Indebtedness hereunder or Indebtedness under the First Credit Agreement or the Adams/Lemonis Credit Agreement) having an aggregate notional or principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) equal to or more than the Threshold Amount (“Material Financial Obligations”), or (B) the Borrower or FreedomRoads shall fail to observe or perform any other agreement or condition relating to any such Material Financial Obligation, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, which results in the acceleration of such Material Financial Obligation prior to its stated maturity; or
(k) Criminal Proceedings. The Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower which in the good faith judgment of the Lender could have a Material Adverse Effect on the business of the Borrower; or
(o) Death or Permanent Disability. Adams shall die or suffer a Permanent Disability; or
(p) First Credit Agreement and Adams/Lemonis Credit Agreement. (A) An Event of Default (as defined in the First Credit Agreement) has occurred and is continuing or (B) an Event of Default (as defined in the Adams/Lemonis Credit Agreement) has occurred and is continuing (other than an Event of Default under Section 7.1(k) (Death; Permanent Disability) of the Adams/Lemonis Credit Agreement with respect to Lemonis only).
     l) Amendment to the Note. The Note is hereby amended and restated in its entirety in the form attached as Annex A hereto.
     3. No Default; Representations and Warranties, etc. The Borrower hereby confirms that, after giving effect to this Amendment, (a) the representations and warranties of the Borrower contained in Article 4 of the Credit Agreement and the other Transaction Documents are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties are true and correct on and as of such earlier date); (b) the Borrower is in compliance with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed thereunder; and (c) no Default or Event of Default has occurred and is continuing.
     4. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

     a) Counterparts of Amendment. The Lender shall have received counterparts of this Amendment duly executed by the Borrower.
     b) Other Documents. The Lender shall have received such documents, instruments and certificates as the Lender or its counsel may reasonably request relating to the Transaction Documents and any other legal matters relating to the Borrower and the Credit Agreement, as amended by this Amendment.
     5. Miscellaneous.
     a) Except to the extent specifically amended hereby, the Credit Agreement, the Transaction Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, the Transaction Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.
     b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.
     c) This Amendment shall be governed by the laws of the State of New York, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     d) The Borrower agrees to pay all reasonable costs and expenses, including legal fees and disbursements, incurred by the Lender in connection with this Amendment and the transactions contemplated hereby.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.
BORROWER:

/s/ Stephen Adams
Name: Stephen Adams

Address for Notices:

/s/ Stephen Adams Name: Stephen Adams Living Trust

LENDER:
THOR INDUSTRIES, INC.

By:	/s/ Peter B. Orthwein
Name:	Peter B. Orthwein
Title:	Chairman

Annex A
Amended and Restated Note

NOTE

$10,000,000.00	New York, New York
January 30, 2009
          FOR VALUE RECEIVED, Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (collectively, the “Borrower”), hereby promises to pay to the order of Thor Industries, Inc. or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds in accordance with the provisions of the Credit Agreement (as hereinafter defined) the principal sum of ten million dollars ($10,000,000.00) plus any increases in principal pursuant to the terms of the Credit Agreement.
          The Borrower also promises to pay interest on the unpaid principal amount of the Loans made by the Lender in like money from the date hereof, until such principal amount is paid in full, at the rates and at the times provided in the Credit Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of the Credit Agreement.
          This Note is one of the Notes referred to in the Credit Agreement, dated as of January 30, 2009 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among the Borrower and the Lender. This Note is subject to voluntary prepayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.
          In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
          Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

STEPHEN ADAMS

STEPHEN ADAMS LIVING TRUST
Signature Page January 30, 2009 Adams Promissory Note